Exhibit 21.1

LIST OF SUBSIDIARIES OF NGL ENERGY PARTNERS LP

Subsidiary	Jurisdiction of Organization
NGL Energy Operating LLC	Delaware
NGL Energy Finance Corp.	Delaware
TransMontaigne, LLC	Delaware
NGL Energy Equipment LLC	Colorado
NGL Crude Logistics, LLC	Delaware
NGL Crude Transportation, LLC	Colorado
NGL Crude Terminals, LLC	Delaware
NGL Marine, LLC	Texas
NGL Milan Investments, LLC	Colorado
Grand Mesa Pipeline, LLC	Delaware
Matagorda Bay Costa Azul Terminal, LLC	Delaware
NGL Crude Cushing, LLC	Oklahoma
NGL Energy Logistics, LLC	Delaware
NGL Energy Holdings II, LLC	Delaware
NGL Liquids, LLC	Delaware
Centennial Energy, LLC	Colorado
Centennial Gas Liquids ULC	Alberta
NGL Gateway Terminals, Inc.	Ontario
NGL Supply Terminal Company, LLC	Delaware
GSR Northeast Terminals LLC	Delaware
Pine Tree Propane, LLC (1)	Maine
Sawtooth Caverns, LLC (2)	Delaware
NGL Supply Terminal Solution Mining, LLC	Utah
NGL Supply Wholesale, LLC	Delaware
NGL Water Solutions, LLC	Colorado
NGL Water Solutions DJ, LLC	Colorado
NGL Water Solutions Eagle Ford, LLC	Delaware
NGL Water Solutions New Mexico, LLC	New Mexico
NGL Water Solutions Orla-SWD, LLC	Delaware
NGL Energy Services, LLC (3)	Delaware
NGL South Ranch, Inc.	New Mexico
B&D Water, LLC (4)	New Mexico
NGL South Ranch Holdings, LLC	Texas
Choya Operating, LLC	Texas
Indigo Injection #3-1, LLC (5)	Delaware
AntiCline Disposal, LLC	Wyoming
NGL Water Solutions Permian, LLC	Colorado
NGL Water Pipelines, LLC	Texas
TransMontaigne Product Services LLC	Delaware
TransMontaigne Services LLC	Delaware

(1)    NGL Energy Partners LP owns a 50% member interest in Pine Tree Propane, LLC.
(2)    NGL Energy Partners LP owns an approximate 71.5% member interest in Sawtooth Caverns, LLC.
(3)    NGL Energy Partners LP owns an approximate 51% member interest in NGL Energy Services, LLC.
(4)    NGL Energy Partners LP owns a 50% member interest in B&D Water, LLC.
(5)    NGL Energy Partners LP owns a 75% member interest in Indigo Injection #3-1, LLC.